UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12021 Sunset Hills Road Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2022, DeEtte Gray, President, Business and Information Technology Solutions of CACI International Inc (the “Company”), was granted a one-time special award of 10,636 restricted stock units (“RSUs”) with a grant date value of approximately $3,000,000. The RSUs will vest in full on the fourth anniversary of the grant date and be subject to substantially similar terms and conditions as the RSUs granted under the Company’s 2016 Amended and Restated Incentive Compensation Plan (the “Plan”).

On April 26, 2022, J. William Koegel, Jr., Executive Vice President, General Counsel and Secretary of the Company, was granted a one-time special award of 1,064 RSUs with a grant date value of approximately $300,000. The RSUs will vest in equal installments on the first three anniversaries of the grant date and be subject to substantially similar terms and conditions as the RSUs granted under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: April 28, 2022	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary